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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
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                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2000

                         Commission File Number: 0-24846

                          COLORADO CASINO RESORTS, INC.
             (Exact name of Registrant as specified in its Charter)


           Texas                                                84-1303693
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(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                             Identification No.)

                             One South Nevada Street
                                    Suite 200
                           Colorado Springs, CO 80903
                                 (719) 635-7047
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


      SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE EXCHANGE ACT:
                         Common Stock, $0.001 Par Value
                                (Title of Class)

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ITEM 4.

Colorado Casino Resorts, Inc., (OTC: CCRI or the "registrant"), has dismissed Moore Stephens P.C. as its independent accountants.

The independent accountant's report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion; however, it was modified as to uncertainty with respect to the registrant's ability to continue the business as a going concern.

The decision to change accountants was approved by the board of directors.

During the registrant's two most recent fiscal years and the subsequent interim period preceding this dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The former accountant did not advise the registrant that internal controls necessary to develop reliable financial statements did not exist, or that information had come to the accountant's attention which resulted in the accountant being unwilling to rely on management's representations or be associated with the financial statements, or that the scope of the audit needed to be significantly expanded, or that information came to the accountant's attention which could materially impact previously issued or to be issued financial statements.

A new accountant has not been engaged to audit the consolidated financial statements of the registrant.